EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of GenSpera, Inc. of our report dated March 29, 2013, relating to the financial statements of GenSpera, Inc., which appear in the Annual Form 10-K of GenSpera, Inc. for the year ended December 31, 2012. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

/s/ Liggett, Vogt & Webb, P.A.

Liggett, Vogt & Webb, P.A.

New York, New York

November 26, 2013